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EXHIBIT 21

                                HECHINGER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                    STATE OF
NAME                                                                                             INCORPORATION
----                                                                                             -------------
A)  Hechinger Company (has 4 direct subsidiaries)                                                   Delaware
    (1)  Hechinger Stores Company (has 2 direct subsidiaries)                                       Delaware
      a.   Hechinger Stores East Coast Company                                                      Delaware
      b.   Hechinger Investment Company of Delaware, Inc. (has 2 direct subsidiaries)               Delaware
        (1)  Hechinger Royalty Company                                                              Delaware
        (2)  HIDS, Inc.                                                                             Delaware
    (2) Hechinger International, Inc.                                                               Delaware
    (3) Hechinger Property Company                                                                  Delaware
    (4) Hechinger Financial Holdings Company (has 9 direct subsidiaries)                            Delaware
        (a)  Hechinger Finance Inc.                                                                 Delaware
        (b)  Pennsy, Inc.                                                                           Delaware
        (c)  HS Square, Inc.                                                                        Delaware
        (d)  Hechinger Towers Company                                                               Delaware
        (e)  PhilProp Holding Company                                                               Pennsylvania
        (f)  ManProp Holding Company                                                                Virginia
        (g)  BucksProp Holding Company                                                              Pennsylvania
        (h)  HProp, Inc.                                                                            Delaware
        (i)  RemProp, Inc.                                                                          Delaware

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